Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Checkpoint Therapeutics, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-251005) and Form S-8 (No. 333-216856, No. 333-221488 and No. 333-251000) of Checkpoint Therapeutics, Inc. of our report dated March 12, 2021, relating to the financial statements which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

New York, New York

March 12, 2021